                                                                     Exhibit 4.1

8.0% SERIES A CUMULATIVE                              8.0% SERIES A CUMULATIVE
   PREFERRED SHARES                                       PREFERRED SHARES
    $25 PER SHARE                                          $25 PER SHARE
LIQUIDATION PREFERENCE                                LIQUIDATION PREFERENCE

                                                      FORMED UNDER THE LAWS
                                                     OF THE STATE OF MARYLAND



NUMBER                                                                 SHARES

PZNA



THIS CERTIFICATE IS TRANSFERABLE                              CUSIP 12486R 20 7
     IN NEW YORK, NEW YORK                                      SEE REVERSE FOR
   OR BOSTON, MASSACHUSETTS                                  CERTAIN DEFINITIONS


                            CCA PRISON REALTY TRUST


THIS CERTIFIES THAT









IS THE REGISTERED HOLDER OF



FULLY-PAID AND NON-ASSESSABLE 8.0% SERIES A CUMULATIVE PREFERRED SHARES, $25 PER SHARE LIQUIDATION PREFERENCE, PAR VALUE $.01 PER SHARE, OF

CCA Prison Realty Trust transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
In Witness Whereof, the Company has caused the facsimile signatures of its duly authorized officers and the facsimile of its seal to be printed hereon.



[SEAL]



Dated:



COUNTERSIGNED AND REGISTERED:
                BANKBOSTON, N.A.

                                TRANSFER AGENT
                                 AND REGISTRAR,

                                /s/ Vida H. Carroll
                                    CHIEF FINANCIAL
BY                               OFFICER, SECRETARY    /s/ D. Robert Crants, III
       AUTHORIZED SIGNATURE           AND TREASURER             PRESIDENT

                           CCA PRISON REALTY TRUST


        The securities represented by this certificate are subject to restrictions on transfer as set forth in the Declaration of Trust of the Company. No Person may (i) Beneficially Own or Constructively Own Common Shares in excess of 9.8% of the number of outstanding Common Shares, (ii) Beneficially Own or Constructively Own Preferred Shares in excess of 9.8% of the number of outstanding Preferred Shares, (iii) Beneficially Own Equity Shares that would result in the Trust being "closely held" under Section 856(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) Constructively Own
Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property, within the meaning of Sections 856(d)(2)(8) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If the restrictions above are violated, the Equity Shares represented hereby will be transferred automatically and by operation of law to a Share Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Company's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

        THE COMPANY HAS THE AUTHORITY TO ISSUE SHARES OF MORE THAN ONE CLASS. THE COMPANY WILL, ON REQUEST AND WITHOUT CHARGE, FURNISH A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERM AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE COMPANY IS AUTHORIZED TO ISSUE. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.


        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM  -- as tenants in common                                          UNIF GIFT MIN ACT               Custodian
        TEN ENT  -- as tenants by the entireties                                                    -------------           --------
        JT TEN   -- as joint tenants with right of                                                     (Cust)                (Minor)
                    survivorship and not as tenants                                                  Under Uniform Gifts to Minors
                    in common                                                                         Act
                                                                                                          ------------------
                                                                                                               (State)


   Additional abbreviations may also be used though not in the above list.

        For value received, ______________hereby sell, assign and transfer unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
        --------------------------------------

        --------------------------------------

-------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

-------------------------------------------------------------------------------

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------------------------------------------------------------------------ shares of the 8.0% Series A Cumulative Preferred Shares represented by the within certificate, and do hereby irrevocably constitute and appoint
___________________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

                   Signature:

                   ----------------------------------------------------------------------------------------------------
                   Notice:  The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



                   Signature guaranteed:



                   -----------------------------------------------------------------------------------------------------
                   THE SIGNATUE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
                   AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Act 10.
